Exhibit 5.1

SIDLEY AUSTIN LLP	BEIJING	LOS ANGELES
ONE SOUTH DEARBORN	BRUSSELS	NEW YORK
CHICAGO, IL 60603	CHICAGO	SAN FRANCISCO
(312) 853 7000	DALLAS	SHANGHAI
(312) 853 7036 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.

FOUNDED 1866
August 19, 2009
Pulte Homes, Inc.
100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, Michigan 48304
     Re:   Pulte Homes, Inc. Registration Statement on Form S-8
Ladies and Gentlemen:
     We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Pulte Homes, Inc., a Michigan corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of 10,000,000 shares (the “Registered Shares”) of the Company’s common stock, par value $0.01 per share, to be offered to participants in the Pulte Homes, Inc. 2004 Stock Incentive Plan (as Amended and Restated as of July 9, 2009) (the “Plan”), and the Series A Junior Participating Preferred Share Purchase Rights of the Company associated therewith (the “Registered Rights”). The terms of the Registered Rights are set forth in the Section 382 Rights Agreement, dated March 5, 2009 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as rights agent, as amended.
     We are familiar with and have examined the Registration Statement, the Company’s Restated Articles of Incorporation, as amended, the Rights Agreement and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Registered Shares and the Registered Rights by the Company in connection with the Plan. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.
     Based on the foregoing, we are of the opinion that:
     1. Each Registered Share that is newly issued pursuant to the Plan will be validly issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the Company’s Board of Directors or a duly authorized committee
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Pulte Homes, Inc.
August 19, 2009

thereof shall have duly adopted final resolutions authorizing the issuance and sale of such Registered Share as contemplated by the Plan, and (iii) a certificate representing such Registered Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Registered Share is uncertificated, valid book entry notations will have been made in the share register of the Company.
     2. The Registered Right associated with each Registered Share that is newly issued pursuant to the Plan will be validly issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) such associated Registered Share shall have been duly issued as set forth in paragraph 1 above, and (iii) such Registered Right shall have been duly issued in accordance with the terms of the Rights Agreement.
     This letter is limited to the Michigan Business Corporation Act and the federal laws of the United States of America.
     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,
/s/ Sidley Austin LLP